Exhibit 99.1

For Immediate Release	Contact:	John Brine
(212) 254-8280

STONEPATH GROUP DELAYS THIRD QUARTER 10-Q FILING – PROVIDES ESTIMATES FOR Q3 AND NINE MONTHS RESULTS

RECORD REVENUE EXPECTED TO TOP $100 MILLION

RESTATEMENT AND CREDIT FACILITY UPDATE

PLANNED RESTRUCTURING OUTLINED

PHILADELPHIA, PA, November 17, 2004 – Stonepath Group (AMEX:STG), a global logistics services organization, today announced that it did not file its financial results for the three and nine months ended September 30, 2004 by November 15, 2004, the end of the extension provided by Rule 12b-25. After consulting with the Company’s outside auditors and counsel, Stonepath decided not to file the third quarter 10-Q until the Company is also in a position to concurrently file its amended 10-K, which has not been completed. As a result of the delayed filing, Stonepath has chosen to provide the estimates of its results of operations for the three and nine month periods ended September 30, 2004.

Restatements

On September 20, 2004, Stonepath announced that it had understated its accrued purchased transportation liability and related costs of purchased transportation and began the process of restating its previously reported results for 2003 and the first and second quarters of 2004. As part of its process in preparing restated financial statements, the Company has also determined that earlier years will also be impacted.

In the course of its review of the under accrual of purchased transportation costs, the Company also identified two revenue recognition errors within its Domestic Services which caused the Company to overstate its revenues by approximately $1.1 million during the first two quarters of 2004.

The Company estimates that the aggregate reduction in net income to be reported for 2002 through 2004 when the restatements are completed will be approximately $12 million. In summary, previously reported pre-tax income from operations for 2002, 2003 and the first six months of 2004 will be reduced by approximately $1.8 million, $4.4 million and $2.1 million, respectively. Stonepath also expects to report an additional $3.6 million reduction in net income for the income tax effects of the estimated adjustments discussed above, comprised of the reversal of a $3.0 million non-cash tax benefit recorded in the fourth quarter of 2003, $800,000 in tax benefits recorded in the first two quarters of 2004 and net of $200,000 in state tax benefits on the Company’s reduced earnings.

Dennis L. Pelino, Chairman, commented: “We are doing everything in our power to address and resolve these accounting issues swiftly and accurately. The management team is absolutely committed to getting these issues behind us to lay the groundwork for a solid 2005 with tighter reporting lines, tougher accountability and stronger checks and balances throughout this organization. It’s critical to convey that our business remains solid and we remain focused on the foundation of the company’s continued success: delivering outstanding customer service to our clients.”

Third Quarter and Nine Month 2004 Estimates

The following are estimates of Stonepath’s results of operations for the three and nine month periods ended September 30, 2004. These estimates are under internal review and are subject to change. Adjustments for the costs of purchased transportation and revenue transactions are reflected in the estimates provided below.

Based on work done to date, for the three months ended September 30, 2004, the Company estimates revenues to be in the range of $109.0-$110.0 million, net revenues in the range of $24.0-$25.0 million and a net (loss)/income in the range of ($500,000)-$500,000. For the corresponding period of the prior year, the Company had previously reported revenues of $65.5 million, net revenues of $18.7 million and net income of $2.1 million. Based upon work done to date in connection with the restatements, the Company estimates that, for the corresponding period of the prior year, revenues do not differ materially from the revenues previously reported, that net revenues were in the range of $17.0-$18.0 million, and that net income was in the range of $1.0-$2.0 million.

Based on work done to date, for the nine months ended September 30, 2004, the Company estimates revenues to be in the range of $250.0-$260.0 million, net revenues in the range of $60.5-$61.5 million and a net loss in the range of ($3.0)-($4.0) million. For the corresponding period of the prior year, the Company reported revenues of $150.4 million, net revenues of $45.0 million and net income of $2.2 million. Based on work done to date in connection with the restatements, the Company estimates that, for the corresponding period of the prior year, its revenues do not differ materially from the revenues previously reported, that net revenues were in the range of $41.0-$42.0 million, and that it had a net loss in the range of ($1.0)-($1.5) million.

Planned Restructuring & Financial Guidance

In light of the Company’s recent financial performance, Stonepath is planning to execute a restructuring initiative in the fourth quarter designed to accelerate the integration of its Domestic and International Services platforms. This restructuring initiative will result in a material charge which is expected to negatively impact the Company’s financial results in the fourth quarter of 2004.

Based on the upcoming restructuring initiative, Stonepath has decided to withdraw any EBITDA or net earnings guidance for 2004 or 2005 until the Company’s plans are finalized and the newly streamlined operations have been functioning for a reasonable period of time.

Pelino commented, “We are accelerating the integration of our businesses and aggressively moving forward on a restructuring plan to improve the profitability of the Stonepath organization. Our objective is clear: to implement additional cost controls throughout the Company and take the necessary steps which will enhance Stonepath’s prosperity in the future. These changes will be designed to reduce our operating costs and when coupled with existing sales initiatives, will drive profit and increase shareholder value.”

Credit Agreement and Other Developments

On November 17, 2004, the Company executed an amendment to its revolving credit facility which waives existing defaults and provides for, among other things, a change in the term of the facility from the existing expiration date of May 15, 2007 to January 31, 2006, a prohibition on further acquisitions by the Company, a change in the interest rate from LIBOR plus 200 basis points to prime rate plus 200 basis points, a reduction in the facility borrowing limit from $25.0 million to $22.5 million, increases in various fees, a prohibition on loans to, or investments in, the Company's foreign subsidiaries, and EBITDA targets on a cumulative quarterly basis for the Company and certain subsidiaries.

Finally, Stonepath announced that it has accepted the resignation of Bohn Crain, Chief Financial Officer. The Company has formalized an executive search and expects to fill his position in the near term. In the interim, Thomas Scully, the Vice President-Controller and Chief Accounting Officer of the Company has been appointed as the Chief Financial Officer of the Company. Mr. Scully has been the Company's Vice President-Controller since November, 2001.

The Company will announce details regarding a conference call for investors at the time it files amendments to its previously filed Form 10-Q Quarterly reports and Form 10-K Annual Report that includes the restated financial statements.

About Stonepath Group (AMEX:STG)
Stonepath Group (www.stonepath.com) is a global logistics services organization offering a full-range of time-definite transportation and distribution solutions to a wide range of global and local businesses. For more information about Stonepath Group and Stonepath Logistics, please contact John Brine at (212) 254-8280.

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     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the anticipated results of the restatement process now being undertaken by the Company. We have based these forward-looking statements on the knowledge we have obtained to date as a result of our restatement process and our current expectation on the results of that process. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual restated revenues, net revenues and income/loss for prior periods to differ materially from the estimates set forth above. While it is impossible to identify all of the factors that may cause our actual restated revenues, net revenues, income tax expense and income/loss to differ materially from the estimates set forth above, such factors include the inherent risks associated with: (i) our discovery of additional information in connection with the restatement process and (ii) the judgment inherent in the financial accounting process which may result in our current and past independent auditors reaching conclusions which differ from our own internal conclusions. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.